As filed with the Securities and Exchange Commission on June 11, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ERNEXA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State of incorporation)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjeev Luther

President and Chief Executive Officer

Ernexa Therapeutics Inc.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 11, 2025

Ernexa Therapeutics Inc.

57,049,087 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis an aggregate of 57,049,087 shares of common stock, par value $0.005 per share, of Ernexa Therapeutics Inc., of which (i) 47,717,087 shares are issued and outstanding, and (ii) 9,332,000 shares are issuable upon exercise of pre-funded warrants each exercisable into one share of common stock at a nominal exercise price per share of $0.005, without expiration. The outstanding shares of common stock and the pre-funded warrants were issued to the selling stockholders in connection with a private placement we completed on June 9, 2025. We will not receive any of the proceeds from the sale by the selling stockholders of the shares.

We are registering the securities listed above pursuant to the selling stockholders’ registration rights contained in that certain Registration Rights Agreement, dated March 31, 2025, between us and such selling stockholders.

The selling stockholders may sell or otherwise dispose of the shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the shares covered by this prospectus in the section entitled “Plan of Distribution” on page 6. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ERNA.” On June 10, 2025, the last reported sale price for our common stock was $0.155 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 3 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June __, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Ernexa,” or the “Company” refer to Ernexa Therapeutics Inc. and its consolidated subsidiaries.

SUMMARY

About Us—Business Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. Our vision is to improve the lives of patients with difficult-to-treat diseases through innovative, effective, and safe, but accessible cellular therapies, and our mission is to develop allogenic off-the-shelf cellular therapies, leveraging induced pluripotent stem cell-derived mesenchymal stem cells to target solid tumors and autoimmune diseases.

Corporate Information

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (617) 798-6700. We maintain a website at www.ernexatx.com. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus.

Private Placement

On March 31, 2025, the Company entered into a securities purchase agreement (the “SPA”) with certain accredited investors and a related registration rights agreement (the “RRA”). Pursuant to the SPA, the Company agreed to issue and sell to the investors, and the investors agreed to purchase from the Company, in a private placement, an aggregate of 69,311,654 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) at a purchase price of $0.1046 per share, or $0.0996 per pre-funded warrant. The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.005 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s outstanding common stock.

Upon the initial closing of the SPA, on April 2, 2025, we sold to the investors an aggregate of 9,934,016 shares of common stock and 509,736 pre-funded warrants (such shares, including the shares underlying the pre-funded warrants equal to 19.99% of the Company’s outstanding shares as of March 31, 2025). The second closing under the SPA was subject to satisfaction or waiver of certain conditions, including without limitation, receipt of stockholder approval for such issuance as required under applicable Nasdaq listing rules. Pursuant to the SPA, we agreed to hold a shareholder meeting to seek such shareholder approval as soon as reasonably possible, and no later than June 30, 2025 (or July 30, 2025 if the SEC reviewed the preliminary proxy statement for such meeting). The Company received the shareholder approval at the Company’s annual meeting held on June 2, 2025.

Upon the second closing under the SPA, on June 9, 2025, the Company sold to the investors an aggregate of 47,717,087 shares of common stock and 9,332,000 pre-funded warrants. (The remaining subscription amount under the SPA of $190,248 for 1,818,815 shares has not yet been received.)

Under the RRA, the Company agreed to file a registration statement for the resale of the shares issued, and the shares underlying the pre-funded warrants issued in the initial closing under the SPA within 15 days of the initial closing under the SPA, and to file an additional registration statement within 10 days after the second closing under the SPA, for the resale of the shares issued and the shares underlying the pre-funded warrants issued under the second closing under the SPA. The Company also agreed to use its reasonable best efforts to have the initial registration statement declared effective within 45 days from the filing date (or 60 days if the registration statement was reviewed by the SEC) and to have the additional registration statement declared effective within 30 days of the filing date (or 60 days if the registration statement is reviewed by the SEC). The Company filed the initial registration statement on April 16, 2025, and such initial registration statement was declared effective on April 29, 2025.

This prospectus covers the resale of the 47,717,087 shares and 9,332,000 shares issuable upon exercise of the pre-funded warrants issued in the second closing under the SPA.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

We are registering for resale 57,049,087 shares of common stock, including 9,332,000 shares issuable upon the exercise of pre-funded warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

If we fail to meet the continued listing requirements of Nasdaq, our common stock could be delisted.

The Nasdaq Capital Market requires that listed companies satisfy certain continued listing requirements. Listing Rule 5500(a)(2) requires that listed companies maintain a minimum bid price of their common stock of at least $1 per share (the “Bid Price Rule”). Listing Rule 5550(b) requires that listed companies have: (1) stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”; (2) a market value of listed securities (the “MVLS Rule”) of at least $35 million; or (3) net income from continuing operations of $500,000 in the company’s most recently completed fiscal year or in two of the three most recently completed fiscal years.

On December 30, 2024, we received notice from Nasdaq that we no longer met the Bid Price Rule and were provided until June 30, 2025 to regain compliance with the Bid Price Rule. On January 6, 2025, we received notice from Nasdaq that we no longer met the MVLS Rule and were provided until July 7, 2025 to regain compliance with the MLVS Rule. If at any time during the Bid Price Rule compliance period, our closing bid price is at least $1 per share for a minimum of 10 consecutive business days during the 180-day compliance period, Nasdaq will provide written confirmation that we regained compliance with that rule. In the event we do not regain compliance with the Bid Price Rule by June 30, 2025, we may be eligible for consideration of a second 180-day compliance period if we meet the MLVS Rule and all other initial listing standards for Nasdaq’s Capital Market, with the exception of the Bid Price Rule. In addition, we would also be required to notify Nasdaq of our intent to cure the Bid Price Rule deficiency by effecting a reverse stock split, if necessary. If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide us notice that our securities will be subject to delisting.

Likewise, if at any time during the MLVS Rule compliance period our MVLS closes at $35 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that we have regained compliance with that rule. In the event we do not regain compliance with the MVLS by July 7, 2025, Nasdaq will provide us notice that our securities will be subject to delisting, at which time, we may appeal the delisting determination.

On April 2, 2025, we completed an initial closing under the SPA and on June 9, 2025, we completed the second closing under the SPA for aggregate gross proceeds of approximately $7.0 million (see “Summary—Private Placement”). As a result, subject to Nasdaq review, we have stockholders’ equity in excess of $2.5 million. We intend to notify Nasdaq of our compliance with the Stockholders’ Equity Standard so that Nasdaq can determine whether we have regained compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

In addition, at our annual shareholder meeting held on June 2, 2025, we received shareholder approval for a reverse stock split at a ratio of 1-for-10 to 1-for-15, with the final ratio to be determined at the discretion of our Board of Directors. We intend to complete a 1-for-15 reverse stock split to regain compliance with the Bid Price Rule prior to the June 30, 2025 compliance deadline.

There is no assurance we will regain and maintain compliance with Nasdaq continued listing requirements.

If our common stock is delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including: a material reduction in the liquidity of our common stock and a corresponding material reduction in the trading price of our common stock; a more limited market quotations for our securities; a determination that our common stock is a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; more limited research coverage by stock analysts; loss of reputation; more difficult and more expensive equity financings in the future; the potential loss of confidence by investors; and fewer business development opportunities.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares previously issued to the selling stockholders and shares underlying the pre-funded warrants issued to the selling stockholders under the second closing under the SPA (see “Summary—Private Placement”). We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and as otherwise disclosed in this prospectus, the selling stockholders have not had any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of June 10, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreements with the selling stockholders, this prospectus covers the resale of the number of shares of common stock and shares underlying pre-funded warrants issued to the selling stockholders under the second closing under the SPA. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering(2)	Percentage of Shares Owned after Offering (18)
Beaumont Irrevocable Trust (3)	2,033,363	1,623,942		409,421	*
Charles Reed Cherington (4)	41,692,481	21,241,163		20,451,318	17.1%
Peter Francis Concilio (5)	291,006	243,591		47,415	*
ELF Investments, LLC (6)	413,898	243,591		170,307	*
Freebird Partners LP (7)	16,661,938	8,931,682	(8)	7,730,256	6.4%
IAF, LLC (9)	6,503,305	3,247,884		3,255,421	2.7%
John D. Halpern Revocable Trust (10)	10,031,685	4,059,855		5,971,830	5.0%
Stephen Older (11)	478,175	405,986		72,189	*
David B. Thompson Jr. (12)	239,005	202,993		36,012	*
Pacific Premier Trust FBO David B. Thompson IRA (12)	478,011	405,986		72,025	*
Pacific Premier Trust, Custodian, FBO Nicholas Singer (13)	10,349,638	10,149,638	(14)	200,000	*
Regolith Capital Investments LP (15)	8,215,018	4,871,826		3,343,192	2.8%
Amir Rozwadowski (16)	717,017	608,979		108,038	*
Patrick S. Wilmerding (17)	956,022	811,971		144,051	*

* Less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, the selling stockholders named in the table have sole voting and investment power with respect to the common stock shown as beneficially owned by the selling stockholders, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of common stock registered for offered for resale under this prospectus will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own.

(3) David Neithardt has voting and dispositive power over the shares. The address of the selling stockholder is 7301 SW 57th Court, Suite 410, South Miami, FL 33143.

(4) The selling stockholder is a noteholder and former director of the Company. The address of the selling stockholder is 27 Somerset Street, Belmont, MA 02478. Share ownership includes 32,738 shares underlying shares of Series A Convertible Preferred Stock.

(5) The address of the selling stockholder is 38 Sargant Rd., Scarsdale, NY 10583.

(6) Ross M. Leinhart has voting and dispositive power over the shares. The address of the selling stockholder is 101 NW Lovejoy St., Unit PH-1, Portland, OR 97209.

(7) Curtis W. Huff has voting and dispositive power over the shares. The address of the selling stockholder is 2800 Post Oak Blvd., Ste. 2000, Houston, TX, 77056. Share ownership includes 5,630,736 shares underlying pre-funded warrants (including 509,736 pre-funded warrants issued in the initial closing under the SPA and 4,112,000 shares underlying pre-funded warrants issued in the second closing under the SPA). The pre-funded warrants cannot be exercised to the extent such exercise would result in the holder beneficially owning more than 9.99% of the Company’s common stock. The ownership amount in the table does not give effect to such beneficial ownership limitation.

(8) Includes 4,112,000 shares underlying pre-funded warrants.

(9) David W. Laughlin has voting and dispositive power over the shares. The address of the selling stockholder is 115 Church St., Charleston, SC 29401.

(10) The address of the selling stockholder is 260 Palmetto Lane, West Palm Beach, FL 33450. Share ownership includes 115,000 shares underlying pre-funded warrants.

(11) The address of the selling stockholder is 139 Edgemont Rd., Scarsdale, NY 10583.

(12) The address of the selling stockholder is 149 Bellevue Ave, Summit, NJ 07901.

(13) Nicholas J. Singer has voting and dispositive power over the shares. The address of the selling stockholder is Pacific Premier Trust Custodian FBO Nicholas J. Singer IRA, Pacific Premier Trust Processing Center, 1801 California St., Ste. 800, Denver, CO 80202. Mr. Singer is a former director of the Company.

(14) Includes 5,220,000 shares underlying pre-funded warrants.

(15) Shameek Konar has voting and dispositive power over the shares. The address of the selling stockholder is 10608 Stoppard View Way, Knoxville, TN 37922. Amount of shares beneficially owned does not include 92,112 shares held directly by Mr. Konar.

(16) The address of the selling stockholder is 3640 Beverly Drive, Dallas, TX 75205.

(17) The address of the selling stockholder is 149 Common St., Deham, MA 02026.

(18) Based on 110,418,022 shares of common stock outstanding as of June 10, 2025, and assumes that following the offering all of the 9,332,000 pre-funded warrants issued in the second closing under the SPA will have been exercised (such that 119,750,022 shares of common stock will be outstanding), and all of the shares offered by the selling stockholder hereunder will have been sold.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.” The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at www.ernexatx.com the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at erneaxta.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;

●	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

●	Our current reports on Form 8-K filed with the SEC on January 3, 2025, January 10, 2025, February 13, 2025, March 12, 2025, March 24, 2025, March 26, 2025, April 3, 2025, June 2, 2025 and June 9, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on November 18, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Ernexa Therapeutics Inc, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141, (617) 798-6700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,572
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$24,000
Miscellaneous	$5,000
Total	$130,572

Item 15. Indemnification of Officers and Directors.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that, to the extent permitted by law, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, subject to the exceptions referenced in DGCL Section 102.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our restated certificate of incorporation provides that we will indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. The indemnification described herein does not limit our right to indemnify any other person for any such expense to the full extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification from us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office

Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer. We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

107*	Calculation of Filing Fee Tables

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on June 11, 2025.

ERNEXA THERAPEUTICS INC.

By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer
(principal executive officer)

Each person whose signature appears below constitutes and appoints Sanjeev Luther, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjeev Luther	President, Chief Executive Officer and Director	June 11, 2025
Sanjeev Luther	(Principal Executive Officer)

/s/ Sandra Gurrola	Senior Vice President, Finance	June 11, 2025
Sandra Gurrola	(Principal Financial and Accounting Officer)

/s/ James Bristol	Director	June 11, 2025
James Bristol

/s/ Peter Cicala	Director	June 11, 2025
Peter Cicala

/s/ Dr. Elena Ratner	Director	June 11, 2025
Dr. Elena Ratner

/s/ William Wexler	Director	June 11, 2025
William Wexler